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                                                 Exhibit (10)(n)

                          CMS ENERGY CORPORATION
                                    and
                          CONSUMERS POWER COMPANY

                        ANNUAL EXECUTIVE INCENTIVE
                             COMPENSATION PLAN















As Amended January 1995



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                          CMS ENERGY CORPORATION
                                    and
                          CONSUMERS POWER COMPANY
               Annual Executive Incentive Compensation Plan


  I.   PURPOSE

       The purpose of the Annual Executive Incentive Compensation Plan
       (Plan) is to:

       A. Provide an equitable and competitive level of compensation that will permit CMS Energy Corporation (CMS) and Consumers Power Company (CPCo) to attract, retain and motivate highly competent Officers and key employees.

       B. Provide a financial incentive for Officers and key employees to achieve expected levels of individual performance and thereby assist in the achievement of each Company's objectives and CMS Energy's overall objectives.

 II.   EFFECTIVE DATE

       The effective date of the Plan is January 1, 1986.

III.   ELIGIBILITY

       Officers and key employees in Salary Grades "11" or "D" and above are eligible for participation in the Plan.

 IV.   ADMINISTRATION OF THE PLAN

       The Plan will be administered by the Chairman & CEO of CMS Energy, the Manager - Corporate Human Resources and the Executive Director
       - Human Resources CMS Enterprises (CMS) under the general direction of the Committee on Organization and Compensation (Committee) of the Board of Directors of CMS Energy.

       The Committee, no later than March of the Performance Year, will approve performance goals for the Plan year and will determine the total Annual Award Fund that will provide a reasonable and competitive level of awards when "standard" performance goals are achieved.


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       The Committee, no later than March following the Performance Year, will review for approval the total Annual Award Fund to be allocated to the Plan participants for the previous calendar year. This fund will be based on the Company's performance and the
       recommendation by the Committee.   Individual incentive
       compensation awards for all participants, except the Chairman & CEO, will be recommended by the Chief Executive Officer, subject to approval of the Committee. The incentive award for the Chairman & CEO will be recommended by the Chairman of the Committee.

       The Committee reserves the right to modify the performance goals or otherwise exercise discretion with respect to individual awards as they deem necessary to maintain the spirit and intent of the Plan.

  V.   PERFORMANCE GOALS

       The performance goal for the CPCo Plan shall consist of three factors: (1) the net income of CMS Energy Corporation; (2) the pre-tax operating income of CPCo and (3) CPCo's gas and electric rates for customers as compared with those of other major investor-owned utilities in the Midwest and the United States. In the event less than 80% of the CMS Energy income goal is achieved, there will not be a payout under that portion of the Plan. In the event less than 80% of the CPCo pre-tax operating income goal is achieved, there will not be a payout under the Plan. Affiliates of CMS shall establish their own company performance goals in lieu of the CPCo pre-tax operating income and gas and electric rates comparison.

       A. CMS Energy Net Income Award (After Preferred & Preference Dividends) - An income goal will be set each year. For each 1% (or fraction thereof) increase achieved in net income above 80% of goal, there will be a corresponding 2.5% (or pro rata part) increase in the award up to 100% after which there will be a corresponding 1% (or pro rata part) increase in the award for each additional 1% (or fraction thereof) increase in net income above goal. The maximum award is 120%.

       B. CPCo Pre-Tax Operating Income Award - An operating income goal will be set each year. For each 1% (or fraction thereof) increase achieved in pre-tax operating income above 80% of goal, there will be a corresponding 2.5% (or pro rata part) increase in the award up to 100% after which there will be a corresponding 1% (or pro rata part) increase in the award for each additional 1% (or fraction thereof) increase in net income above goal. The maximum award is 120%.




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    Actual Net or Operating Income                Percent of
        as a Percent of Goal                     Award Granted
    -------------------------------              -------------
            Less Than 80.0%                            0
            80.0%                                     50.0%
            85.0%                                     62.5%
            90.0%                                     75.0%
            95.0%                                     87.5%
            100.0%                                   100.0%
            105.0%                                   105.0%
            110.0%                                   110.0%
            115.0%                                   115.0%
            120.0% and Above                         120.0%

    C. Energy Rates Award - A comparison will be made between the Company's electric rate (average revenue per kilowatt-hour sold - $/kWh) and gas rate (average revenue per thousand cubic feet sold - $/Mcf) and rates of comparable utilities. One-half of the energy rates award portion of the performance goal will be adjusted by the electric rate comparison and the other half by the gas rate comparison.

            If less than 50% of the comparison companies have rates exceeding Consumers Power Company, the payout will be zero for the electric or gas rate award. If 50% of the rate comparison companies exceed the Company, 50% of the award is granted.
            For each 1% (or fraction thereof) increase in the ranking above 50%, there will be a corresponding 2.5% (or pro rata part) increase in the award up to a 70% ranking after which there will be a corresponding 1% (or pro rata part) increase in the award for each 1% (or fraction thereof) increase achieved in rank above 70%. The maximum award is 120%.

                Electric or Gas Ranking
           (Percent of Companies Whose                     Percent of
            Rates Exceed the Company's)                       Award
           -----------------------------                   ----------
                  Less Than 50.0%                              0
                      50.0%                                   50.0%
                      55.0%                                   62.5%
                      60.0%                                   75.0%
                      65.0%                                   87.5%
                      70.0%                                  100.0%
                      75.0%                                  105.0%
                      80.0%                                  110.0%
                      85.0%                                  115.0%
                 90.0% and Above                             120.0%



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       For the comparison, the individual average rates of a number of the largest investor-owned utilities in the United States and Midwest for both gas and electric comparisons will be measured against the average Company electric and gas rates.

 VI.   ANNUAL AWARD FUND

       Standard incentive awards for each eligible executive will amount to a percentage of the midpoint, or the determined Market Reference Value (MRV) midpoint, of his/her salary grade in the Performance Year. The midpoints are determined each year and are subject to review and approval by the Committee. The percentage will vary by position level as indicated below:


                                       Standard Incentive
                                         Award as a % of
                             Salary     Salary Grade/MRV
          Position           Grade           Midpoint        Formula*
     ------------------      -----     -------------------   --------

     Chairman & CEO           E-9             75.0               I
     Vice Chairman,
       President              E-8             65.0               I
     President, Executive
       Vice President         E-7             60.0               I
     President, Executive
       Vice President         E-6             55.0              II
     Senior Vice President    E-5             50.0              II
     Vice President           E-4             45.0              II
     Vice President           E-3             40.0              II
     Other Officers/Senior
        Managers/Directors    E-2             35.0             III
     Senior Managers/
       Directors              E-1 or F        30.0             III
     Managers/Directors       13              25.0             III
     Managers/Directors       12 or E         20.0             III
     Managers/Directors       11              15.0             III
     Managers/Directors
       and Equivalent         D               10.0             III

     *Generally the top five Officers plus four other Officers with multi-Company responsibilities participate in Formula I. All other Officers participate in Formula II and all others participate in Formula III. The formulas are found on Page 5.

     The award for individual participants will be based on either two or three factors: (1) Company performance as measured by achievement of the net income of CMS Energy; (2) pre-tax operating income of CPCo and energy rate relationship goals; and (3)individual



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     performance; ie, performance must be fully effective or better to be eligible for an award. Assuming a minimum of fully effective performance, individual awards may be adjusted in a range from 70% to 130% of the Company performance level in order to take into account individual performance. Each individual's performance will be measured against specific, quantifiable objectives for the Performance Year as established and approved by each participant's immediate supervisor. Accordingly, each year the levels will be as follows:

                    115-130%               Exceptional
                    100-115%               Exceeds
                     70-100%               Fully Effective
                       0                   Unacceptable

       The Chairman & CEO will review and approve each Officer's objectives for the Performance Year. Final individual awards, depending on formula designation, will be calculated as follows:


                                 Formula I

Individual    =     Standard    x     CMS Net      x    Individual
----------          --------        ------------        -----------
  Award              Award          Income Award        Performance


                                                      Formula II

Individual  =   Standard    x  (.50 x    CMS net    +   .35 x   CPCo Pre-tax   +  .15   x  Rates)  x   Individual
----------      --------       (         ----------            ----------------            -----)      -----------
  Award          Award         (         Income Award          Opr Income Award            Award)      Performance



                                                      Formula III

Individual  =   Standard    x  (.25 x    CMS net    +   .53 x   CPCo Pre-tax    +  .22  x  Rates)  x   Individual
----------      --------       (         ------------           ----------------           -----)      -----------
  Award          Award         (         Income Award           Opr Income Award           Award)      Performance


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VII. PAYMENT OF AWARDS

                CURRENT AWARDS

                All awards for the Performance Year will be paid in cash no later than March of the following year after review and approval by the Committee. The amounts required by law to be withheld for income tax and Social Security taxes will be deducted from the award payments.

                DEFERRED AWARDS

                The payment of all or one-half of each award may be deferred at the election of the individual participants in the Plan. A separate irrevocable election must be made each year prior to the beginning of the Performance Year. Any award granted after termination of employment or retirement is not eligible for deferral and will be paid in full in the year in which the award is made.

                The deferred awards may be paid out in a lump sum or in five or ten annual installments beginning in the January following retirement or termination of employment. If awards are paid in annual installments, each year the payment will be a fraction of the balance equal to one over the number of annual installments remaining. In the event of the participant's death, all deferred amounts will be paid in total the following January.

                At the time of electing to defer payment, the participant must elect whether the sum deferred shall be treated by the Company in accordance with Paragraph A or Paragraph B below.

                A. The deferred award will be credited with sums in lieu of interest from the first day of the month following the month in which the award was granted to the date of payment. The "interest rate" will be equivalent to the prime rate of interest set by Citibank, NA, compounded quarterly as of the first day of January, April, July and October of each year during the deferral period. The prime rate in effect on the first day of January, April, July and October shall be the prime rate in effect for that quarterly period.

                B. The deferred award will be treated as if it were invested as an optional cash payment under the CMS Energy Corporation's Dividend Reinvestment and Common Stock Purchase Plan. The value of the deferred sum at the time of payment shall be equal to the number of dollars such an investment would have been worth as measured by the purchase price of shares of Common Stock using the average closing price (NYSE - composite transactions) for the first five trading days in the December previous to a payout.


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                The amounts deferred are to be satisfied from the general
                Corporate funds which are subject to the claims of creditors.

                PAYMENT IN THE EVENT OF DEATH

                Participants may name the beneficiary of their choice in the event they die prior to receipt of either a current or deferred award. In the event a beneficiary is not named, the payment will be made to the first surviving class as follows:

                1.  Widow or Widower
                2.  Children
                3.  Parents
                4.  Brothers and Sisters
                5.  Executor or Administrator

                Participants may change beneficiary at any time and the change will be effective as of the date the participants complete and sign the beneficiary form, whether or not they are living at the time the request is received by the Company. However, the Company will not be liable for any payments it makes before receiving a written request.

     VIII.      CHANGE OF STATUS

                A.          SALARY GRADE CHANGE

                  Individual awards will be based on the salary grade level in effect as of the beginning of the Performance Year or such later date on which an employee becomes a participant in the Plan. However, a participant promoted to a higher or transferred to a lower eligible salary grade during the award year may be recommended for an award based upon the percentage of the Performance Year in each participating position.

                B.          NEW HIRE, TRANSFER, PROMOTION

                  A newly hired employee or an employee promoted during the Performance Year to a position qualifying for participation may be recommended for a pro rata award based on the percentage of the Performance Year the employee is in the participating position.







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                C.          DEMOTION

                  No award will be made to an employee who has been demoted during the Performance Year because of performance. If the demotion is due to an organization change, a pro rata award may be made provided the employee otherwise qualifies for an award.

                D.          TERMINATION

                  An employee whose services are terminated during the Performance Year for reasons of misconduct, failure to perform, or other performance-related reasons, shall not be considered for an award. If the termination is due to other reasons such as reorganization, transfer to a subsidiary, etc, and the termination is not due to a fault of the employee, the employee may be considered for a pro rata award.

                E.          RESIGNATION

                  An employee who resigns to accept employment elsewhere during or after a performance year, (including self-employment) will not be eligible for an award. If the resignation is due to other reasons; eg, ill health in the immediate family, etc, the employee may be considered for a pro rata award.

                F.          DEATH, DISABILITY, RETIREMENT, LEAVE OF
                            ABSENCE

                  An employee whose status as an active employee is changed during the Performance Year for any of the reasons cited, may be considered for a pro rata award.

     IX.        IMPACT ON BENEFIT PLANS

                Payments made under this program will be considered as earnings for the Supplemental Executive Retirement Plan (Salary Grades F and E-1 through E-9) and for life insurance, but not for purposes of the Employees' Savings Plan, Pension Plan, or other employee benefit programs.

     X.         TERMINATION OR AMENDMENT OF THE PLAN

                The Company at any time may, in writing, terminate or amend the Plan.


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